Exhibit 99.1

Press Release

October 23, 2025

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported third quarter 2025 net income of $9.3 million, or $0.55 per diluted common share, compared to second quarter 2025 net income of $8.0 million, or $0.47 per diluted common share, and third quarter 2024 net income of $6.0 million, or $0.35 per diluted common share. For the first nine months of 2025, net income was $25.1 million, or $1.48 per diluted common share, compared to $17.0 million, or $1.00 per diluted common share, for the first nine months of 2024. On October 22, 2025, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on November 19, 2025, to stockholders of record on November 5, 2025.

David Nelson, President and Chief Executive Officer of the Company, commented, “We had a strong third quarter with continued improvements in net interest income and net interest margin while prudently managing our noninterest expenses. We see opportunities for further improvement in earnings and our best-in-class credit quality metrics continue to be extremely strong. We had no loans on nonaccrual status and no loans past due greater than 30 days at September 30, 2025.”

David Nelson added, “West Bank remains focused on executing our strategic goals and mission objectives. Building strong relationships and ensuring our customers and communities receive outstanding care and support continues to be the backbone of our culture. We are excited about upcoming enhancements to our treasury management services and digital banking capabilities, initiatives that support our customer-centric approach to delivering financial solutions.”

Third Quarter 2025 Financial Highlights

	Quarter Ended September 30, 2025	Quarter Ended June 30, 2025	Quarter Ended September 30, 2024
Net income (in thousands)	$9,314	$7,979	$5,952
Return on average equity	15.25%	13.65%	10.41%
Return on average assets	0.92%	0.80%	0.60%
Efficiency ratio (a non-GAAP measure)	54.06%	56.45%	63.28%
Nonperforming assets to total assets	0.00%	0.00%	0.01%

Third Quarter 2025 Compared to Second Quarter 2025 Overview

•Loans increased $42.5 million, or 1.4 percent, in the third quarter of 2025, primarily due to an increase in commercial real estate loans and commercial loans, partially offset by a decline in construction loans.

•No credit loss expense on loans was recorded in either the third or second quarter of 2025.

•The allowance for credit losses to total loans was 1.01 percent at September 30, 2025, compared to 1.03 percent at June 30, 2025. There were no nonaccrual loans at September 30, 2025 or June 30, 2025. Watch list loans increased from $10.8 million as of June 30, 2025 to $38.7 million as of September 30, 2025. This increase was primarily due to one customer relationship. We believe, as of September 30, 2025, the loans within this relationship are sufficiently collateralized.

•Deposits decreased $85.5 million, or 2.5 percent, in the third quarter of 2025. Brokered deposits totaled $204.8 million at September 30, 2025, compared to $208.3 million at June 30, 2025, a decrease of $3.5 million. Excluding brokered deposits, deposits decreased $82.0 million, or 2.6 percent, during the third quarter of 2025. The decline in deposits was primarily due to normal and anticipated cash flow fluctuations in core public fund deposits. As of September 30, 2025, estimated uninsured deposits, which exclude deposits in a reciprocal deposit network, brokered deposits and public funds protected by state programs, accounted for approximately 28.6 percent of total deposits.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.36 percent for the third quarter of 2025, compared to 2.27 percent for the second quarter of 2025. Net interest income for the third quarter of 2025 was $22.5 million, compared to $21.4 million for the second quarter of 2025. The increase in net interest income was primarily due to an increase in interest income on loans and short-term assets consisting of deposits with banks and securities purchased under agreements to resell.

•The efficiency ratio (a non-GAAP measure) was 54.06 percent for the third quarter of 2025, compared to 56.45 percent for the second quarter of 2025. The improvement in the efficiency ratio was primarily due to the increase in net interest income.
•The tangible common equity ratio was 6.40 percent as of September 30, 2025, compared to 5.94 percent as of June 30, 2025. The increase in the tangible common equity ratio was due to growth in retained earnings and a decrease in accumulated other comprehensive loss.

•Income tax expense decreased $225 thousand in the third quarter of 2025 compared to the second quarter of 2025. This was primarily due to a change in estimate of energy-related investment tax credits in the third quarter of 2025.

Third Quarter 2025 Compared to Third Quarter 2024 Overview

•Loans decreased $12.3 million at September 30, 2025, or 0.4 percent, compared to September 30, 2024. The decrease was primarily due to the decrease in construction loans, partially offset by an increase in commercial real estate loans.

•Deposits increased $28.0 million, or 0.9 percent, at September 30, 2025, compared to September 30, 2024. Included in deposits were brokered deposits totaling $204.8 million at September 30, 2025, compared to $425.9 million at September 30, 2024. Excluding brokered deposits, deposits increased $249.0 million, or 8.7 percent, as of September 30, 2025, compared to September 30, 2024. In the second quarter of 2025, a local municipal customer deposited approximately $243.0 million of bond proceeds that are expected to be withdrawn over 24 months.
•Borrowed funds decreased to $389.1 million at September 30, 2025, compared to $438.8 million at September 30, 2024. The decrease was primarily attributable to a decrease of $45.0 million in Federal Home Loan Bank advances. The reduction in Federal Home Loan Bank advances was due to the repayment of advances at maturity.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.36 percent for the third quarter of 2025, compared to 1.91 percent for the third quarter of 2024. Net interest income for the third quarter of 2025 was $22.5 million, compared to $18.0 million for the third quarter of 2024. The increase in net interest margin and net interest income was primarily due to the decrease in interest expense on deposits and borrowed funds. The cost of deposits and cost of borrowed funds decreased by 63 and 11 basis points, respectively, in the third quarter of 2025 compared to the third quarter of 2024. Also contributing to the improvement was an increase in average deposit balances of $93.0 million, in comparing the same time periods, which resulted in the reduction of higher-cost borrowed funds and an increase in interest-earning deposits with banks and securities purchased under agreements to resell.
•The efficiency ratio (a non-GAAP measure) was 54.06 percent for the third quarter of 2025, compared to 63.28 percent for the third quarter of 2024. The improvement in the efficiency ratio in the third quarter of 2025 compared to the third quarter of 2024 was primarily due to the increase in net interest income, partially offset by an increase in noninterest expense.

•The tangible common equity ratio was 6.40 percent as of September 30, 2025, compared to 5.90 percent as of September 30, 2024. The increase in the tangible common equity ratio was due to growth in retained earnings and a decrease in accumulated other comprehensive loss.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, October 23, 2025. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 7846129. A recording of the call will be available until November 6, 2025, by dialing 800-770-2030. The conference ID for the replay call is 7846129.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the threat or imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; changes in local, national and international economic conditions, including the level and impact of inflation, and future monetary policies of the Federal Reserve in response thereto, and possible recession; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the 2024 presidential election; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; the impact of a continued shutdown of the U.S. government; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Cash and due from banks	$26,875	$35,796	$39,253	$28,750	$34,157
Interest-earning deposits with banks	109,265	212,450	171,357	214,728	123,646
Securities purchased under agreements to resell	96,792	96,955	—	—	—
Securities available for sale, at fair value	537,856	536,709	546,619	544,565	597,745
Federal Home Loan Bank stock, at cost	15,190	15,311	15,216	15,129	17,195
Loans	3,008,888	2,966,357	3,016,471	3,004,860	3,021,221
Allowance for credit losses	(30,515)	(30,539)	(30,526)	(30,432)	(29,419)
Loans, net	2,978,373	2,935,818	2,985,945	2,974,428	2,991,802
Premises and equipment, net	109,212	109,806	110,270	109,985	106,771
Bank-owned life insurance	45,875	45,567	45,272	44,990	44,703
Other assets	66,042	68,257	72,737	82,416	72,547
Total assets	$3,985,480	$4,056,669	$3,986,669	$4,014,991	$3,988,566

Liabilities and Stockholders’ Equity
Deposits	$3,306,517	$3,391,993	$3,324,518	$3,357,596	$3,278,553
Other borrowings	389,076	390,260	391,445	392,629	438,814
Other liabilities	34,754	33,486	32,833	36,891	35,846
Stockholders’ equity	255,133	240,930	237,873	227,875	235,353
Total liabilities and stockholders’ equity	$3,985,480	$4,056,669	$3,986,669	$4,014,991	$3,988,566

	For the Quarter Ended
AVERAGE BALANCES	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets	$4,004,769	$4,016,490	$3,944,789	$4,135,049	$3,973,824
Loans	2,959,962	2,989,638	3,016,119	3,007,558	2,991,272
Deposits	3,333,800	3,353,982	3,284,394	3,434,234	3,258,669
Stockholders’ equity	242,245	234,399	229,874	230,720	227,513

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Commercial	$511,316	$500,854	$531,267	$514,232	$512,884
Real estate:
Construction, land and land development	448,660	459,037	451,230	508,147	520,516
1-4 family residential first mortgages	87,784	86,173	86,292	87,858	89,749
Home equity	27,083	24,285	21,961	19,294	17,140
Commercial	1,912,235	1,875,857	1,909,330	1,861,195	1,870,132
Consumer and other	24,697	22,900	19,323	17,287	14,261
	3,011,775	2,969,106	3,019,403	3,008,013	3,024,682
Net unamortized fees and costs	(2,887)	(2,749)	(2,932)	(3,153)	(3,461)
Total loans	$3,008,888	$2,966,357	$3,016,471	$3,004,860	$3,021,221
Less: allowance for credit losses	(30,515)	(30,539)	(30,526)	(30,432)	(29,419)
Net loans	$2,978,373	$2,935,818	$2,985,945	$2,974,428	$2,991,802

CREDIT QUALITY
Pass	$2,973,103	$2,958,318	$3,011,231	$2,999,531	$3,016,493
Watch	38,672	10,788	7,991	8,349	7,956
Substandard	—	—	181	133	233
Doubtful	—	—	—	—	—
Total loans	$3,011,775	$2,969,106	$3,019,403	$3,008,013	$3,024,682

DEPOSITS
Noninterest-bearing demand	$512,869	$521,990	$519,771	$541,053	$525,332
Interest-bearing demand	448,731	461,207	517,409	543,855	438,402
Savings and money market - non-brokered	1,677,543	1,749,049	1,490,189	1,517,510	1,481,840
Money market - brokered	121,849	98,877	143,423	126,381	123,780
Total nonmaturity deposits	2,760,992	2,831,123	2,670,792	2,728,799	2,569,354
Time - non-brokered	462,542	451,463	461,655	488,760	407,109
Time - brokered	82,983	109,407	192,071	140,037	302,090
Total time deposits	545,525	560,870	653,726	628,797	709,199
Total deposits	$3,306,517	$3,391,993	$3,324,518	$3,357,596	$3,278,553

BORROWINGS
Subordinated notes, net	$80,090	$80,024	$79,959	$79,893	$79,828
Federal Home Loan Bank advances	270,000	270,000	270,000	270,000	315,000
Long-term debt	38,986	40,236	41,486	42,736	43,986
Total borrowings	$389,076	$390,260	$391,445	$392,629	$438,814

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	36,473	35,773	35,072	35,619	34,960
Retained earnings	291,069	285,990	282,247	278,613	275,724
Accumulated other comprehensive loss	(75,409)	(83,833)	(82,446)	(89,357)	(78,331)
Total stockholders’ equity	$255,133	$240,930	$237,873	$227,875	$235,353

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income:
Loans, including fees	$42,198	$41,666	$40,988	$41,822	$42,504
Securities:
Taxable	2,643	2,685	2,788	2,959	3,261
Tax-exempt	739	742	743	795	806
Deposits with banks	2,087	2,847	1,617	3,740	2,041
Securities purchased under agreements to resell	1,258	22	—	—	—
Total interest income	48,925	47,962	46,136	49,316	48,612
Interest expense:
Deposits	22,539	22,676	21,423	25,706	26,076
Federal funds purchased and other short-term borrowings	—	—	—	—	115
Subordinated notes	1,107	1,104	1,105	1,106	1,112
Federal Home Loan Bank advances	2,292	2,259	2,235	2,522	2,748
Long-term debt	486	504	518	560	601
Total interest expense	26,424	26,543	25,281	29,894	30,652
Net interest income	22,501	21,419	20,855	19,422	17,960
Credit loss expense	—	—	—	1,000	—
Net interest income after credit loss expense	22,501	21,419	20,855	18,422	17,960
Noninterest income:
Service charges on deposit accounts	491	486	471	462	459
Debit card usage fees	477	478	446	471	500
Trust services	894	801	777	1,051	828
Increase in cash value of bank-owned life insurance	308	295	282	287	287
Realized securities losses, net	—	—	—	(1,172)	—
Other income	333	350	267	331	285
Total noninterest income	2,503	2,410	2,243	1,430	2,359
Noninterest expense:
Salaries and employee benefits	7,457	7,343	7,004	7,107	6,823
Occupancy and equipment	2,090	2,034	1,963	2,095	1,926
Data processing	663	643	617	752	771
Technology and software	794	791	786	743	722
FDIC insurance	637	670	587	699	711
Professional fees	303	303	308	301	239
Director fees	195	202	206	170	223
Other expenses	1,411	1,499	1,592	1,532	1,477
Total noninterest expense	13,550	13,485	13,063	13,399	12,892
Income before income taxes	11,454	10,344	10,035	6,453	7,427
Income taxes	2,140	2,365	2,193	(644)	1,475
Net income	$9,314	$7,979	$7,842	$7,097	$5,952

Basic earnings per common share	$0.55	$0.47	$0.47	$0.42	$0.35
Diluted earnings per common share	$0.55	$0.47	$0.46	$0.42	$0.35

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Nine Months Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2025	September 30, 2024
Interest income:
Loans, including fees	$124,852	$124,400
Securities:
Taxable	8,116	10,071
Tax-exempt	2,224	2,424
Deposits with banks	6,551	3,855
Securities purchased under agreements to resell	1,280	—
Total interest income	143,023	140,750
Interest expense:
Deposits	66,638	71,578
Federal funds purchased and other short-term borrowings	—	4,248
Subordinated notes	3,316	3,325
Federal Home Loan Bank advances	6,786	7,791
Long-term debt	1,508	1,868
Total interest expense	78,248	88,810
Net interest income	64,775	51,940
Credit loss expense	—	—
Net interest income after credit loss expense	64,775	51,940
Noninterest income:
Service charges on deposit accounts	1,448	1,381
Debit card usage fees	1,401	1,448
Trust services	2,472	2,398
Increase in cash value of bank-owned life insurance	885	839
Other income	950	938
Total noninterest income	7,156	7,004
Noninterest expense:
Salaries and employee benefits	21,804	20,481
Occupancy and equipment	6,087	5,225
Data processing	1,923	2,239
Technology and software	2,371	2,153
FDIC insurance	1,894	1,861
Professional fees	914	740
Director fees	603	658
Other expenses	4,502	4,597
Total noninterest expense	40,098	37,954
Income before income taxes	31,833	20,990
Income taxes	6,698	4,037
Net income	$25,135	$16,953

Basic earnings per common share	$1.49	$1.01
Diluted earnings per common share	$1.48	$1.00

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
COMMON SHARE DATA	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Earnings per common share (basic)	$0.55	$0.47	$0.47	$0.42	$0.35	$1.49	$1.01
Earnings per common share (diluted)	0.55	0.47	0.46	0.42	0.35	1.48	1.00
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.75	0.75
Book value per common share(1)	15.06	14.22	14.06	13.54	13.98
Closing stock price	20.32	19.63	19.94	21.65	19.01
Market price/book value(2)	134.93%	138.05%	141.82%	159.90%	135.98%
Price earnings ratio(3)	9.31	10.41	10.46	12.96	13.65
Annualized dividend yield(4)	4.92%	5.09%	5.02%	4.62%	5.26%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.54%	12.53%	12.18%	12.11%	11.95%
Tier 1 risk-based capital ratio	9.93	9.89	9.59	9.51	9.39
Tier 1 leverage capital ratio	8.51	8.33	8.36	7.93	8.15
Common equity tier 1 ratio	9.37	9.32	9.02	8.95	8.83
West Bank:
Total risk-based capital ratio	13.17%	13.21%	12.90%	12.86%	12.73%
Tier 1 risk-based capital ratio	12.26	12.29	11.99	11.96	11.86
Tier 1 leverage capital ratio	10.50	10.36	10.46	9.97	10.29
Common equity tier 1 ratio	12.26	12.29	11.99	11.96	11.86

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.92%	0.80%	0.81%	0.68%	0.60%	0.84%	0.59%
Return on average equity(6)	15.25	13.65	13.84	12.24	10.41	14.27	10.18
Net interest margin(7)(13)	2.36	2.27	2.28	1.98	1.91	2.30	1.88
Yield on interest-earning assets(8)(13)	5.13	5.07	5.04	5.02	5.16	5.08	5.10
Cost of interest-bearing liabilities	3.26	3.28	3.25	3.57	3.84	3.27	3.79
Efficiency ratio(9)(13)	54.06	56.45	56.37	60.79	63.28	55.60	64.16
Nonperforming assets to total assets(10)	0.00	0.00	0.00	0.00	0.01
ACL ratio(11)	1.01	1.03	1.01	1.01	0.97
Loans/total assets	75.50	73.12	75.66	74.84	75.75
Loans/total deposits	91.00	87.45	90.73	89.49	92.15
Tangible common equity ratio(12)	6.40	5.94	5.97	5.68	5.90

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses on loans divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$22,501	$21,419	$20,855	$19,422	$17,960	$64,775	$51,940
Tax-equivalent adjustment (1)	61	59	66	16	29	186	166
Net interest income on a FTE basis (non-GAAP)	22,562	21,478	20,921	19,438	17,989	64,961	52,106
Average interest-earning assets	3,790,154	3,799,081	3,717,441	3,910,978	3,749,688	3,769,158	3,692,647
Net interest margin on a FTE basis (non-GAAP)	2.36%	2.27%	2.28%	1.98%	1.91%	2.30%	1.88%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$22,562	$21,478	$20,921	$19,438	$17,989	$64,961	$52,106
Noninterest income	2,503	2,410	2,243	1,430	2,359	7,156	7,004
Adjustment for realized securities losses, net	—	—	—	1,172	—	—	—
Adjustment for losses on disposal of premises and equipment, net	—	—	8	—	26	8	47
Adjusted income	25,065	23,888	23,172	22,040	20,374	72,125	59,157
Noninterest expense	13,550	13,485	13,063	13,399	12,892	40,098	37,954
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	54.06%	56.45%	56.37%	60.79%	63.28%	55.60%	64.16%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.